                      BEST EFFORTS UNDERWRITING AGREEMENT
                     (CHURCH LOANS & INVESTMENTS TRUST)

     This  Underwriting  Agreement (the  "Agreement") made and entered into this
3rd day of July, 2003, by and between Church Loans &  Investments Trust, a
Texas real estate investment trust,  whose address is 5305 I-40 West,  Amarillo,
Texas, 79106 ("Church Loans"), and Great Nation Investment Corporation,  a Texas
corporation,  whose  address is 5408 Bell Street,  Building A,  Amarillo,  Texas
79109 (the "Underwriter").

                                    Recitals

     1.   Church Loans desires to offer and sell a maximum offering of 7,000,000
          Certificates of Beneficial  Interest  ("Shares") to the public through the Underwriter.

     2.   The  offering  and  sale of the  Shares  will be  made  pursuant  to a
          Registration  Statement to be filed by Church Loans ("the Registration
          Statement")  in order to register the Shares with the  Securities  and
          Exchange Commission ("the Commission").

     3.   The  Underwriter  is willing to assist  Church Loans with the proposed issuance and sale of the Shares on a best  efforts  basis on the terms and conditions contained in this Agreement.

                                    Agreement

     Now,  therefore,  in  consideration  of the  foregoing  and  of the  mutual covenants, agreements,  undertakings,  representations, and warranties contained herein, Church Loans and the Underwriter agree as follows:

                        I. Representations and Warranties

     Church Loans  represents  and  warrants to and agrees with the  Underwriter that:

     A.   Church Loans is a Texas real estate  investment  trust duly  organized and  validly  existing  as a real  estate  investment  trust  in  good standing under the laws of the State of Texas.

     B.   Church Loans shall issue,  consistent with the terms and conditions of the Registration Statement, 7,000,000 Shares. The Shares shall be sold at a price of three and  no/dollars  ($3.00)  per Share or such  other price as may be required by the SEC or determined by Church Loans.

     C.   Upon  request at any time prior to the Delivery  Date  defined  below, there will be delivered to the Underwriter,  copies of the Declaration of Trust and By-

          Laws of Church Loans, together with all amendments, if any, and copies of the  resolutions  adopted  by the Trust  Managers  of Church  Loans authorizing the issuance of the Shares and related matters.

     D.   A  Registration  Statement in the form of an S-11 as prescribed by the
          Commission,  together  with a related  Prospectus  with respect to the
          Shares,  will be filed with the Commission under the Securities Act of
          1933,  as amended (the "Act").  Church Loans will use its best efforts to cause  the  Registration  Statement  and the  Prospectus  to become effective as soon as possible after the filing.

          As used in this Agreement, the term "Registration Statement" refers to and means the Registration Statement as well as any and all amendments to  the  Registration  Statement,  including  exhibits  and  financial statements,  when the Registration Statement becomes effective and, in
          the  event  of  any  amendments   after  the  effective  date  of  the
          Registration Statement, the Registration Statement as so amended.

          As used in this Agreement,  the term "Prospectus"  refers to and means the  related  Prospectus  in  final  form,  and  in the  event  of any amendment or supplement to the Prospectus  after the effective date of the Registration Statement, also refers to and means the Prospectus as so amended or supplemented.

     E.   The Shares shall also be registered and/or qualified for sale with the state  regulatory  agencies  of all states  where the Shares  shall be offered for sale.  The  Underwriter  shall assist  Church Loans in the preparation  and  filings  of all  necessary  filings  with the  state regulatory  agencies of all states  where the Shares  shall be offered for sale.

     F.   All expenses of registration and qualification shall be paid by Church
          Loans,  including the National Association of Securities Dealers ("the
          NASD")  filing  fee  and  NASD's  fees  for  approval  of any  and all marketing materials.

     G.   Notwithstanding the above, to the extent possible,  the Effective Date of the offering shall be at a date mutually  agreed to by Church Loans and the Underwriter subject to the requirements of applicable law.

     H.   The purchase price of the Shares shall be three and no/dollars ($3.00)
          per Share  with an initial  minimum  purchase  amount of five  hundred
          (500)  Shares  resulting in a minimum  investment  per investor of one thousand five hundred and no/100 dollars ($1,500.00).

     I.   When  the  Registration  Statement  becomes  effective,   it  and  the
          accompanying Prospectus will comply in all material respects with the requirements  of the Act and with the  rules  and  regulations  of the
          Commission promulgated under the Act; provided,  however, Church Loans makes no representations or warranties as to information  contained in or  omitted  from the  Registration  Statement  or the  Prospectus  in reliance  upon  written  information  furnished to Church Loans by the
          Underwriter  specifically for inclusion in the Registration  Statement or the Prospectus.

     J.   Upon receipt and  acceptance by Church Loans of the purchase  price of the Shares,  the Shares shall be deemed issued and shall be considered fully  paid  and  non-assessable  in  accordance  with  Church  Loans'
          Declaration of Trust.

     K.   Clifton  Gunderson,  L.L.P., the certified public accountants who will certify to the financial statements to be filed with the Commission as a part of the Registration  Statement and to the financial  statements incorporated  in the Prospectus,  and who, as experts,  may certify or review other information of a financial or accounting nature contained in the  Registration  Statement and the  Prospectus,  are  independent certified public  accountants as required by the Act and the rules and regulations promulgated under the Act.

     L.   Church Loans will deliver to the Underwriter  financial  statements as of March  31,  2003.  Church  Loans  represents  that  such  financial statements will fairly present in all material  respects the financial condition  of Church  Loans  computed  in  accordance  with  generally accepted  accounting  principles applied on a consistent basis and the
          rules  and  regulations  of  the  Commission   relating  to  financial
          statements.

     M.   Church Loans will furnish to the Underwriter the financial  statements included in the Registration Statement and prepared in accordance with the rules and regulations of the Commission. Such financial statements will fairly  present  the  position  of Church  Loans in all  material respects on the dates shown and will reflect all material  liabilities of Church Loans, contingent or otherwise.

     N.   The  certificate  or  certificates  that  Church  Loans is required to furnish to the  Underwriter  pursuant to the provisions of paragraph G of Article VIII of this Agreement will be true and correct.

     O.   All of the foregoing representations, warranties, and agreements shall survive  delivery of and payment for all of the Shares covered by this
          Agreement.

                        II. Retention of the Underwriter

     Based upon the foregoing  representations,  warranties,  and agreements and subject to the terms and conditions contained herein:

     A.   Church  Loans  retains  the  Underwriter  as its agent to sell for the account of Church Loans the  aforementioned  Shares.  The  Underwriter shall use the Underwriter's  best efforts as agent promptly  following
          the  receipt  of  written   notice  of  the  effective   date  of  the
          Registration  Statement  to sell  the  Shares  subject  to the  terms, provisions and conditions set forth below.  There is no assurance that any or all of the Shares to be  offered  by Church  Loans will be sold and the  Underwriter  is under no  obligation to purchase or take down any of the Shares on the  Underwriter's own behalf or on the behalf of others.

     B.   Church  Loans may reject any  purchase  of shares,  offer to  purchase shares,  and/or offer to purchase or  subscription  to purchase shares which  would  be in  breach  of the  restrictions  on  such  offerings referenced in Church Loans'  Declaration of Trust or the provisions of the Internal  Revenue Code related to real estate  investment  trusts.
          Such rejection  shall include offers and purchases,  whether direct or indirect,  in excess of ten percent (10%) of the outstanding Shares of
          Church  Loans.  In the event that Church Loans rejects any purchase of shares,  then Church  Loans shall return the  applicable  funds to the
          Underwriter within five (5) business days of receipt of same by Church
          Loans.

     C.   The  Underwriter  shall receive as  compensation  a commission of five percent (5%) of the full amount of all Shares sold by the  Underwriter
          (including the  Underwriting  Group,  as hereinafter  defined) and for which  payment is made to Church  Loans  regarding  sales of Shares to individuals  who do not  currently  own  Shares in Church  Loans.  The
          Underwriter  shall receive as compensation a commission of two percent
          (2%)  of  the  full  amount  of all  Shares  sold  by the  Underwriter
          (including the  Underwriting  Group,  as hereinafter  defined) and for which  payment is made to Church  Loans  regarding  sales of Shares to existing shareholders of Church Loans.

     D.   The  Underwriter  may  associate   whatever  other   underwriters  the
          Underwriter  may  desire  as  long  as  such  other  underwriters  are registered  members of the NASD. The  Underwriter may offer the Shares through registered  securities dealers selected by the Underwriter and to pay such dealers out of the commissions received by the Underwriter whatever compensation the Underwriter may determine.

          The Underwriter,  such other  underwriters and such securities dealers shall be collectively referred to herein as the "Underwriting Group".

     E.   The Underwriter  represents that it is  appropriately  registered as a broker- dealer with the  Commission,  NASD, and in all states in which it conducts or will conduct business in connection with this offering.
          Further,  the Underwriter  represents that the Underwriter is a member in good  standing  of the NASD.  The  Underwriter  also  agrees not to solicit  subscriptions  for the Shares that will result in a violation of the securities  laws of the United States,  any state,  any rule or regulation  thereunder,  any  rules  of the  NASD,  or any  securities exchange.

     F.   The Underwriter represents that there is not now pending or threatened against the Underwriter any action or proceeding of which  Underwriter has been  advised,  either  in any  court of  competent  jurisdiction, before the Commission or any state  securities  commission  concerning activities as a broker or dealer,  nor has the Underwriter  been named as a "cause" in any such action or proceeding.

     G.   Upon the  request of the  Underwriter,  Church  Loans will  inform the
          Underwriter as to the states in which Church Loans has been advised by counsel  that the  Shares  have  been  qualified  for sale  under  the respective  state  securities  laws.  However,  Church  Loans does not assume any responsibility or obligation as to the Underwriter's  right to sell the Shares in any state.  Underwriter  understands  and agrees that under no circumstances  may Underwriter  engage in any activities hereunder in any jurisdiction:  in which Church Loans has not informed the  Underwriter  that the  Shares  are  qualified  for sale under the applicable  securities  laws;  or in  which  the  Underwriter  may not lawfully so engage.

     H.   The Underwriter confirms that the Underwriter's  commitment to use its best efforts to solicit  subscriptions  for the Shares will not result in a violation of the:

          1.   securities  laws of the United States,  including but not limited to the Act or any rule or regulation thereunder;

          2.   the securities  laws of any state in which the  Underwriter  will conduct business and the rules and regulations thereunder;

          3.   any rules of any securities  exchange to which the Underwriter is subject;  any  restriction  imposed upon the  Underwriter  by the
               NASD; and/or

          4.   any such exchange or governmental authority.

          Further,  the  Underwriter  agrees  to  indemnify  Church  Loans,  its shareholders,  officers,  Board of Trust Managers,  employees,  and/or agents for any and all

          damages,  liabilities and costs (including  reasonable attorneys' fees and expenses) resulting from the Underwriter's violation of any and/or all of the aforementioned.

     I.   The  Underwriter  represents  that in connection with the offering the
          Underwriter:

          1.   Shall  comply  in  all  respects  with  the  provisions  of  this
               Agreement;

          2.   Shall use its best  efforts  to obtain the  approval  of the NASD pursuant  to Rule  2710 of the  Conduct  Rules of the  NASD  with respect to the compensation arrangements set forth herein;

          3.   Shall  comply with all  applicable  limitations  on the manner of offering  as  required by the Act,  applicable  state  securities laws, and the NASD;

          4.   Shall have reasonable grounds to believe, after making reasonable inquiry,  that each potential  investor meets the requirements of the Act, the NASD, and applicable state securities laws as to the suitability  of the  investment  for such  investor  prior to the sale;

          5.   No owner,  partner,  director or officer of the  Underwriter  has within  the  last  five  (5)  years  been  subject  to any of the following  administrative  or judicial actions (by the Commission or any state securities commission):

               a.   Registration Stop Order (Issuance of Securities),

               b.   Securities related felony conviction,

               c.   Securities related administrative order,

               d.   Any administrative order involving fraud or deceit, and/or

               e.   Securities related injunction;

          6.   Does not have a current effective administrative order revoking a securities exemption; and

          7.   Has not been suspended, censured or expelled by the NASD.

          Further,  the  Underwriter  agrees  to  indemnify  Church  Loans,  its shareholders,  officers,  Board of Trust Managers,  employees,  and/or agents  for any and all  damages,  liabilities  and  costs  (including reasonable attorneys' fees and

          expenses) resulting from the Underwriter's violation of any and/or all of the aforementioned.

     J.   The Underwriter and all members of the Underwriting Group undertake to comply with Rules 2730,  2740,  2420 and 2750 of the Conduct  Rules of
          the NASD.  Furthermore,  any and all Selected Dealer  Agreements shall provide  that all  members of the  Underwriting  Group  shall agree to comply with the aforementioned Conduct Rules.

                     III. Further Agreements of Church Loans

     Church Loans agrees,  at the expense of Church Loans and without expense to the Underwriter, as follows:

     A.   To  give  and to  continue  to  give  and  supply  whatever  financial
          statements  and  other   information  that  may  be  required  by  the
          Commission  and/or the proper public bodies in the states in which the
          Shares may be qualified.

     B.   To advise the  Underwriter  in writing  as soon as  practicable  after
          Church Loans is informed of the following:

          1.   When the Registration Statement becomes effective;

          2.   When any amendment to the Registration Statement filed subsequent to the  effective  date  of the  Registration  Statement  becomes effective;

          3.   Any request of the Commission for amendments to the  Registration
               Statement  or  the  related   Prospectus,   or  requests  by  the
               Commission for additional information;

          4.   Issuance  by the  Commission  of any stop  order  suspending  the effectiveness of the Registration  Statement or of the initiation of any proceeding for that purpose;

          5.   Any  material  adverse  change  in  the  financial   position  or
               operating  condition of Church  Loans as well as any  development
               materially   affecting   Church  Loans  or  rendering  untrue  or
               misleading any material  statement in the Registration  Statement or the Prospectus; and

          6.   The effectiveness of any and all state registrations.

     C.   To make every  reasonable  effort to prevent the  issuance of any stop order suspending the effectiveness of the Registration Statement,  and if a stop  order is  entered  at any time to use its best  efforts  to obtain withdrawal of the order at the earliest possible moment.

     D.   To  deliver  to the  Underwriter  without  charge:  (a)  prior  to the
          effective  date  of  the  Registration   Statement,   copies  of  each
          preliminary  Prospectus  filed with the Commission  bearing in red ink the statement required by the rules of the Commission; (b) on and from time to time after the effective date of the  Registration  Statement,
          copies  of  the  Prospectus   and  of  any  amended  or   supplemented
          Prospectus;  and (c) as soon as they are  available  and from  time to time after they are available,  copies of each Prospectus prepared for the purpose of permitting compliance with Section 10 of the Act and of any  amended or  supplemented  Prospectus.  The number of copies to be delivered in each  instance  shall be the number the  Underwriter  may reasonably request.

     E.   To furnish  without cost to the  Underwriter  one executed copy of the
          Registration Statement,  including all exhibits and amendments,  and a
          reasonable  number  of  copies  of  the  Registration   Statement  and
          amendments.

     F.   During  the  period  after  the  effective  date  of the  Registration
          Statement  during which the  Prospectus  is required by law to be used but not after the Delivery Date except in accordance  with Article XII hereof, if any change occurs so that the Prospectus includes an untrue statement  of a  material  fact or  omits  to  state a  material  fact necessary in order to make the  statements in the  Prospectus,  in the light of the circumstances  under which they are made, not misleading,
          Church  Loans will  prepare  and furnish to the  Underwriter,  without
          cost,   supplements  to  the  Prospectus  or  an  amended   Prospectus
          correcting the untrue statement or supplying the omission.

     G.   If revision of the Prospectus pursuant to the provisions of Section 10 of the Act becomes necessary, Church Loans will review the Prospectus, file copies of the Prospectus with the Commission,  and furnish copies of the revised  Prospectus to the  Underwriter in whatever  reasonable quantity the Underwriter requests.

     H.   To use its best  efforts  working  with the  Underwriter  to cause the
          Shares to be qualified for sale on terms  consistent with those stated
          in the  effective  Registration  Statement  under the Blue Sky Laws in whatever states may be agreed upon.

     I.   To provide to the Underwriter any reasonable additional information or documentation  deemed  by  the  Underwriter  to be  necessary  in  the performance of the Underwriter's due diligence.

                            IV. Indemnity Provisions

     A.   Church  Loans  shall  indemnify,   defend  and  hold  the  Underwriter
          (including any  underwriter,  dealer or securities  dealer  associated with the  Underwriter),  and each  person,  if any,  who  controls the
          Underwriter  within the meaning of Section 15 of the Act ("controlling person"),  free and  harmless  from and  against  any and all  losses, claims, demands, liabilities, and expenses (including reasonable legal or other  expenses)  whether or not  resulting in any liability to the
          Underwriter  or any  controlling  person,  which  the  Underwriter  or controlling  person  may  incur  under  the  Act or at  common  law or otherwise,  but only to the extent that the losses,  claims,  demands, liabilities, and expenses arise out of or are based upon:

               1.   Any  untrue  statement  or  alleged  untrue  statement  of a material fact contained in:

                    a.   the Registration Statement;

                    b.   in the Prospectus;

                    c.   in any amendment to the  Registration  Statement or the
                         Prospectus;

                    d.   in any  application  or other  papers  executed  by any
                         underwriter  or dealer  with the  written  approval  of
                         Church Loans for filing in any state or states in order
                         to qualify  the  securities  covered by this  Agreement
                         under the  securities  laws of those  states (the "Blue
                         Sky Application"); or

                    e.   arise out of or are based upon any  omission or alleged
                         omission to state in these  documents  a material  fact
                         required to be stated in them or  necessary to make the
                         statements in them not misleading.

          However,  this  indemnity  agreement  shall not  apply to any  losses, claims, demands, liabilities, or expenses arising out of or based upon any untrue  statement or alleged  untrue  statement of a material fact that was made in reliance upon  information  furnished to Church Loans by the  Underwriter in writing  expressly for use in the  Registration
          Statement or the Prospectus or in any amendment or amendments to them, or was  made  by the  Underwriter  in a Blue  Sky  Application  not in
          reliance upon information furnished by Church Loans.

     B.   The  foregoing  indemnity of Church Loans in favor of the  Underwriter shall not be deemed to protect the  Underwriter  against any liability to Church Loans or its  shareholders  to which the  Underwriter  would otherwise  be subject by reason of willful  misfeasance,  bad faith or gross  negligence in the performance of the duties of the Underwriter, or by reason of the reckless disregard of their obligations and duties under this Agreement.

     C.   The Underwriter  shall give Church Loans an opportunity to participate in the defense or  preparation  of the  defense of any action  brought against the  Underwriter or controlling  person of the  Underwriter to enforce any claim or liability pursuant to this Agreement,  and Church
          Loans may so participate.  Church Loans' agreement under the foregoing indemnity  is  expressly  conditioned  upon notice of any action being sent by the Underwriter or controlling  person, as the case may be, to
          Church Loans, by letter or facsimile  (addressed as provided  herein), promptly after the  commencement of the action against the Underwriter or  controlling  person.  Such notice must  either be  accompanied  by copies of papers served or filed in connection with the action or by a statement  of the  nature  of the  action to the  extent  known to the
          Underwriter.  Failure to notify Church Loans within a reasonable  time of an action shall relieve Church Loans of its respective  liabilities under the  foregoing  indemnity,  but failure to notify  Church  Loans shall not relieve  Church Loans from any  liability  that Church Loans may  have to the  Underwriter  or  controlling  person  other  than on account of the indemnity agreement contained in this Article IV.

     D.   The  Underwriter  likewise shall  indemnify,  defend and hold harmless
          Church  Loans  against  any  and all  losses,  claims,  expenses,  and liabilities to which Church Loans may become subject arising out of or based  upon any untrue  statement  or alleged  untrue  statement  of a
          material  fact   contained  in:  the   Registration   Statement;   the
          Prospectus;  any amendment or amendments to the Registration Statement or the Prospectus;  any Blue Sky Application,  arising out of or based upon the  omission or alleged  omission to state in these  documents a material  fact  required to be stated in them or necessary to make the statements in them not  misleading  resulting  from the use of written information furnished to Church Loans by the Underwriter expressly for
          use  in  the  preparation  of  the   Registration   Statement  or  the
          Prospectus.

     E.   Church Loans shall give the  Underwriter an opportunity to participate in the defense or  preparation  of the  defense of any action  brought against  Church  Loans to enforce any claim or  liability  pursuant to this Agreement, and the Underwriter may so participate.  The agreement
          of  the  Underwriter  under  the  foregoing   indemnity  is  expressly
          conditioned  upon notice of any action  being sent by Church  Loans to the Underwriter,  by letter or by facsimile  (addressed as provided in this Agreement), promptly after the commencement of the action against
          Church Loans. The notice must either be accompanied by

          copies of papers served or filed in connection with the action or by a statement  of the nature of the  action to the extent  known to Church
          Loans.  Failure to notify the  Underwriter of any action shall relieve the  Underwriter of its liability under the foregoing  indemnity,  but failure to notify the  Underwriter  shall not relieve the  Underwriter from any liability  which the  Underwriter may have to Church Loans or its stockholders  otherwise than on account of the indemnity agreement contained in this Article IV.

     F.   The  provisions  of this Article IV shall not in any way prejudice any right or rights that the  Underwriter may have against Church Loans or that Church Loans may have against the  Underwriter  under any statute other than the Act, at common law or otherwise.

     G.   The  indemnity  agreements  contained in this Article IV shall survive the  Delivery  Date and shall  inure to the benefit of  successors  of
          Church Loans and  successors  of the  Underwriter,  and shall be valid irrespective  of  any  investigation  made  by or  on  behalf  of  the
          Underwriter or Church Loans.

                             V. Payment of Expenses

     Church  Loans  shall,  at  its  own  expense  and  without  expense  to the
Underwriter,  pay all costs and expenses  incident to this  Agreement  including without  limitation all expenses in connection with: the  preparation,  printing and  filing of the  Registration  Statement  and the  Prospectus  as well as all amendments thereto together with all exhibits;  filing fees and costs,  original issue taxes, charges, or disbursements  connected with the issue and delivery of the Shares; reasonable expenses incurred in connection with the qualification of the Shares under the securities or Blue Sky Laws of the  aforementioned  states;
and  costs of  marketing  materials  as  agreed  upon by  Church  Loans  and the
Underwriter.

                               VI. Public Offering

     The Underwriter shall make a public offering on a best efforts basis of the
Shares  covered  hereby as soon  after the  effective  date of the  Registration
Statement  as  is  advisable  in  accordance  with  and  as  set  forth  in  the
Registration  Statement.  The public  offering  may be made  through NASD member broker-dealers  selected  by the  Underwriter,  or  partly  in each  manner,  as determined by the  Underwriter in the sole  discretion of the  Underwriter.  The
Underwriter may pay the  broker-dealers  out of the commissions  received by the
Underwriter for the Shares sold by the broker-dealers  whatever compensation the
Underwriter and the broker-dealers may determine.

                            VII. Payments on Default

     If any of the  conditions,  representations  or  warranties  set  forth  in
Article VIII of this Agreement are not fulfilled in any material respect,  or if for any reason Church Loans fails to comply with the terms of this  Agreement in any material respect (other than in

connection  with a  breach  of the  Agreement  by the  Underwriter),  and if the
Underwriter  elects to terminate  this  Agreement  pursuant to Article X hereto, then,  in addition to paying Church Loans' own expenses as provided in Article V hereof,  Church Loans shall reimburse the Underwriter for its actual accountable out-of-pocket expenses related directly to the offering of the Shares.

             VIII. Conditions Precedent to Underwriter's Obligations

     The  obligations of the  Underwriter as agreed upon herein are  conditioned upon:

     A.   The  approval  by   Underwriter   of  the  form  and  content  of  the
          Registration Statement and the Prospectus.

     B.   Church  Loans'  performance  in  all  material  respects  of  all  the obligations required by Church Loans to be performed hereunder and the truth, completeness and accuracy of all statements and representations in  all  material  respects  contained  herein  or  of  any  financial statements furnished hereunder.

     C.   From the date  hereof  until the  Delivery  Date,  and during the term hereof,  no material  adverse  change  occurring in the properties and assets of Church  Loans other than  changes  occurring in the ordinary course of business.

     D.   No claim being made or legal action being  instituted  against  Church
          Loans  which if  adversely  determined  would have a material  adverse effect on the financial  condition of Church Loans,  taken as a whole, and no reasonable  basis for a claim or an action of this nature being discovered.

     E.   No amendment to the  Registration  Statement  being filed to which the
          Underwriter  reasonably has objected after having received  reasonable notice.  Further,  no stop order  suspending the  effectiveness of the
          Registration  Statement  being  issued  and no  proceedings  for  that purpose being threatened or instituted.

     F.   Prior to the Delivery  Date,  Church Loans not  sustaining any loss on account of fire,  flood,  accident,  or calamity  of a character  that materially  adversely affects its business or property,  regardless of whether  the  loss is  insured;  no  litigation  being  instituted  or threatened  against  Church  Loans  of  a  character  required  to  be disclosed in the Registration Statement that is not disclosed and that shall  materially  adversely  affect Church Loans, its business or its
          property;   and  no  substantial   adverse  change  occurring  in  the
          operations or financial  condition or credit of Church Loans or in any conditions affecting the prospects of the business of Church Loans.

     G.   Church Loans having  furnished to the Underwriter on the Delivery Date a  certificate  or  certificates  verified by the  President of Church
          Loans, certifying that:

          1.   Each  item of the  Registration  Statement  and  the  information contained in the  Prospectus,  and, to the best of his knowledge, information and belief that information, as of the effective date of the Registration  Statement,  was true and correct and did not omit  to  state  any  material  fact  required  to be  stated  or necessary in order to make the  statements  not  misleading;  and since the effective date of the  Registration  Statement no event has  occurred  that should have been set forth in an amendment to the Registration Statement or in a supplement or amendment to the
               Prospectus  that has not been so set  forth  in an  amendment  or supplement;

          2.   There is no  litigation  or  proceeding  instituted or threatened against  Church Loans of a character  required to be disclosed in
               the   Registration   Statement  that  is  not  disclosed  in  the
               Registration Statement;

          3.   There  is no  contract  or  arrangement  that is  required  to be summarized or disclosed in the Registration Statement or filed as an  exhibit  to the  Registration  Statement  that  has not  been summarized or disclosed or filed;

          4.   To the best of his knowledge,  information and belief,  there has been no  substantial  adverse  change in the  general  affairs of
               Church Loans, or in the financial position of Church Loans during the  period  from the  date of the  latest  financial  statements contained in the  Registration  Statement  to the Delivery  Date,
               except for the changes disclosed or indicated in the Registration
               Statement;

          5.   To the best of his  knowledge,  information  and belief:  (i) the representations  and  warranties  contained  in Article I of this
               Agreement are true and correct at the Delivery Date; (ii) no stop order suspending the effectiveness of the Registration  Statement has been issued prior to the Delivery Date and no proceedings for
               that  purpose,   prior  to  that  date,  has  been  initiated  or
               threatened by the Commission;  (iii) every reasonable  request by the Commission  for additional  information to be included in the
               Registration Statement or the Prospectus or otherwise has or will be complied  with;  and (iv) prior to the Delivery  Date,  Church
               Loans  has  not  sustained  a loss on  account  of  fire,  flood, accident,  or calamity of a character that  materially  adversely affects its property or business; and

          6.   Clifton,   Gunderson,   LLP  are  independent   certified  public
               accountants  within  the  meaning  of the Act,  and the rules and regulations of the Commission,  and that the financial statements audited by them and included in the Registration Statement comply
               as  to  form  in  all  material   respects  with  the  applicable
               accounting  requirements  of the Act and  the  related  published rules and  regulations of the Commission,  and that,  nothing has come to his  attention  that causes him to believe that there was any substantial  adverse changes in the  capitalization of Church
               Loans or the  financial  position  or net worth of Church  Loans, except as disclosed or indicated in the  Registration  Statement, and decreases in the capital stock and surplus accounts of Church
               Loans  from  that  shown  in the  Registration  Statement  or the
               Prospectus.

     In the event of the failure of any of the above  conditions in any material respect, the Underwriter may be relieved of any and/or all obligations hereunder or may waive this right and demand full performance hereunder.

                                IX. Delivery Date

     The Delivery Date, as referred to in this Agreement, shall be a date agreed upon by  Church  Loans  and the  Underwriter  and  failing  agreement,  then the
Delivery Date shall be the Effective Date of the offering of the Shares.

     A.   The representations and warranties in this Agreement shall survive the
          Delivery Date and shall  continue in full force and effect  regardless of any investigation made by the party relying upon any representation or warranty.

     B.   This  Agreement  shall inure to the  benefit of, and be binding  upon,
          Church Loans and the Underwriter  (including  specifically  any dealer that the  Underwriter  associates  with  pursuant  hereto),  and their successors.  Nothing  expressed  or  mentioned  in this  Agreement  is intended  or shall be  construed  to give any  person  other  than the persons  mentioned  in the  preceding  sentence any legal or equitable right, remedy or claim under or with respect hereto, or any provisions contained  herein.  This  agreement  and  all  of its  conditions  and provisions  are for the sole and  exclusive  benefit of the  foregoing persons  and for the  benefit  of no  other  person,  except  that the warranties,  indemnities  and  agreements  of Church  Loans  contained herein  also shall be for the  benefit  of any  persons,  if any,  who control the  Underwriter  within the meaning of Section 15 of the Act, and except that the  indemnification  by the Underwriter  shall be for the  benefit of the  directors  of Church  Loans and the  officers  of
          Church Loans who have signed the Registration Statement.

     C.   This  Agreement  sets forth the entire  agreement  between the parties hereto, and no representation,  warranty,  understanding, or agreement
          not   specifically  set  forth  herein  shall  be  implied  from  this
          Agreement.

     D.   The proceeds  received by the Underwriter  from the sale of the Shares shall be remitted to Church Loans not later than noon of the following business  day.  The  Underwriter  will  invoice  Church  Loans for the applicable commissions owing to Great Nation.

     E.   The Underwriter  shall comply with all of the rules and regulations of the  Commission,  NASD,  and the state  regulatory  agencies where the
          Shares shall be offered.

     F.   This Agreement,  unless sooner  terminated as herein  provided,  shall continue until all Shares registered under the Registration  Statement are  either  sold or  withdrawn  by Church  Loans  from  registration, whichever event first occurs.

                              X. Right to Terminate

     Notwithstanding  any of the terms and provisions hereof, this Agreement may be  terminated  by either party hereto upon  fifteen  (15)  business  days prior written notice.  In the event of termination,  the Underwriter shall be entitled to any commissions to which it was entitled as of the date of termination.

                          XI. Post-Effective Amendments

     Church   Loans  shall   prepare  and  file  under  the  Act  any   required
post-effective  amendments to the Registration  Statement and related Prospectus or new Registration Statements and new related Prospectuses.

     If any  post-effective  amendments or new  Registration  Statements  become effective,  Church Loans shall furnish to the  Underwriter  similar  opinions or certificates  to the same  effect  as those  required  by  Article  VIII of this
Agreement,  except  that  such  opinions  or  certificates  shall  relate to the post-effective  amendments  and  new  Prospectuses  or to the  new  Registration
Statements and new Prospectuses and to the Shares that are being offered. Church
Loans further  agrees with respect to these  post-effective  amendments  and new
Prospectuses  and with  respect  to these new  Registration  Statements  and new
Prospectuses to observe all of the terms and conditions of this Agreement as set forth in Article  III,  subdivisions  A., B., C., D., E., F., and G. and Article
IV.

                                   XII. Notice

     Any notice  required  or  permitted  to be given  under or pursuant to this
Agreement may be given in writing by depositing  the notice in the United States mail,  postage  prepaid,  by  hand-delivery  or by  courier,  or  by  facsimile, addressed as follows:

         To the Underwriter:

         Great Nation Investment Corporation
         5408 Bell Street, Building A
         Amarillo, Texas 79109
         Attn: Mr. Byron Pat Treat, President
         Fax:  (806) 353-9631

         To Church Loans:

         Church Loans & Investments Trust
         5305 I-40 West
         Amarillo, Texas 79106
         Attn: Mr. M. Kelly Archer, President
         Fax: (806) 358-1430

         Copy to:

         Burdett, Morgan & Thomas, L.L.P.
         3423 S. Soncy Road, Suite 300
         Amarillo, Texas 79119
         Attn: Mr. Gerald G. Morgan, Jr.
         Fax: (806)358-3154

     Notice shall be deemed given to a party hereunder when actually received by such party.

                               XIII. Miscellaneous

     A.   This  Agreement may be modified only in writing  signed by the parties hereto.

     B.   This Agreement  shall be governed and construed in accordance with the laws of the state of Texas.

     C.   This Agreement may be signed in various  counterparts,  which together shall constitute one and the same instrument.

     D.   For  purposes  of any lawsuit or other  proceeding  in respect to this
          Agreement,   the  undersigned  hereby  submits  and  consents  to  the
          jurisdiction  of any court of  competent  jurisdiction  sitting in the
          State of Texas, Potter County.

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day, month and year first written above.

                        Church Loans & Investments Trust

                                 /s/ M. Kelly Archer
                        By:___________________________________
                                 M. Kelly Archer, Its President

                        Great Nation Investment Corporation

                                 /s/ Byron Pat Treat
                        By:___________________________________
                                 Byron Pat Treat, Its President